Exhibit 10.8

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT is dated as of              (the “Grant Date”) between STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Company”), and              (“Recipient”).

RECITALS

A.       The Company has adopted the STRATTEC SECURITY CORPORATION Stock Incentive Plan, as most recently amended and restated as of August 21, 2014 (the “Plan”), to provide eligible participants with the opportunity to obtain a proprietary interest, or otherwise increase their proprietary interest, in the Company. Capitalized terms not defined herein shall have the meanings assigned such terms in the Plan.

B.       In Connection with Recipient’s provision of services to and for the benefit of the Company, the Company has agreed to issue certain shares of its common stock, par value $0.01 per share (the “Common Stock”), to Recipient pursuant to the terms and conditions of the Plan.

C.       As a condition to the issuance of the Common Stock to Recipient, the Company and Recipient desire to impose certain restrictions on the shares of Common Stock granted pursuant to the terms of this Agreement.

AGREEMENTS

In consideration of the recitals and the mutual agreements which follow, the Company and the Recipient agree as follows:

1.       Grant of Restricted Shares. The Company hereby grants and issues             shares of the Common Stock (the “Restricted Shares”) to Recipient, in accordance with this Agreement and the Plan. Promptly following the execution and delivery of this Agreement by Recipient, the Company shall cause a certificate for the Restricted Shares to be delivered to Recipient containing the legend set forth in Section 7 below.

2.       Vesting and Forfeiture of Restricted Shares.

(a)       General Vesting. Subject to the forfeiture provisions of section 2(b) and the accelerated vesting provisions of section 2(c), all of the Restricted Shares shall vest on the earlier of Recipient’s voluntary retirement as a Service Provider to the Company or the third anniversary date of the Grant Date (as such date may be modified by application of section 2(c), the “Vesting Date”). All Restricted Shares which shall have vested are referred to herein as “Vested Shares.” All Restricted Shares which are not vested are referred to herein as “Unvested Shares.” Upon vesting, the Restricted Shares shall no longer be subject to forfeiture pursuant to section 2(b) of this Agreement.

(b)       Forfeiture Rights. The Unvested Shares shall immediately be forfeited to the Company if, prior to the Vesting Date, the Recipient’s status as a Service Provider to the Company has terminated, other than in connection with his or her voluntary retirement or as described in section 2(c)(ii) below. Upon any forfeiture of the Restricted Shares pursuant to this section 2(b), Recipient shall have no rights as a holder of such Restricted Shares and such Restricted Shares shall be deemed transferred to the Company, and the Company shall be deemed the owner and holder of such shares.

(c)       Special Vesting.

(i)        Change in Control. All Restricted Shares not otherwise vested shall automatically and immediately vest immediately prior to the effective date of a Change in Control. Immediately following a Change in Control, this Agreement shall terminate and cease to be outstanding, unless assumed by the successor entity (or parent thereof) in connection with the Change in Control.

(ii)       Termination as a Result of Death or Disability. Notwithstanding anything herein to the contrary, if Recipient’s status as a Service Provider to the Company terminates (i) as a result of Recipient’s death or (ii) because Recipient suffers a Disability, then in each such case the Restricted Shares shall be deemed fully vested and shall become Vested Shares.

(iii)       Preservation of Rights. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

3.       Shareholder Rights. Regardless of whether the Restricted Shares are considered Unvested Shares under the terms of this Agreement, Recipient shall have all the rights of a shareholder (including voting rights) with respect to the Restricted Shares, other than, with respect to any Unvested Shares, the right to receive any cash dividends. Recipient shall not be entitled to any cash dividends declared on any shares which are Unvested Shares as of the payment date for such dividend.

4.       Restrictions on Transfer. Recipient shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his or her Restricted Shares, either voluntarily or by operation of law, at any time prior to the Vesting Date. Any attempted transfer of any Restricted Shares in violation of this Section 4 shall be invalid and of no effect.

5.       Taxes.

(a)       The Company’s obligation to deliver the Restricted Shares to Recipient shall be subject to the satisfaction, if applicable, of all applicable federal, state and local income and employment tax withholding requirements (“Withholding Taxes”). Recipient has reviewed with Recipient’s own tax advisors the federal, state and local tax consequences of this investment and the transactions contemplated by this Agreement. Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Recipient understands that Recipient (and not the Company) shall be responsible for Recipient’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)       RECIPIENT ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED THAT RECIPIENT MUST DECIDE WHETHER OR NOT TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITH RESPECT TO THE RESTRICTED SHARES AND THAT RECIPIENT IS SOLELY RESPONSIBLE FOR MAKING OR NOT MAKING A TIMELY SECTION 83(b) ELECTION (AND OBTAINING TAX ADVICE CONCERNING WHETHER AND HOW TO MAKE SUCH ELECTION). Recipient hereby agrees to deliver to the Company a signed copy of any document he or she may execute and file with the Internal Revenue Service evidencing a section 83(b) Election, and to deliver such copy to the Company prior to, or promptly upon, such filing, accompanied by a cash payment in the amount the Company anticipates is required to fulfill the Withholding Taxes as a result of the making of such election.

(c)       Recipient agrees to promptly make a cash payment to the Company of any Withholding Taxes, if applicable, to the Company when due. Recipient further agrees, if applicable, that the Company may withhold from Recipient’s wages or other remuneration the appropriate amount of Withholding Taxes (to the extent not covered by Recipient’s cash payment related thereto to the Company). Recipient further agrees that, if the Company does not withhold an amount from Recipient’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, Recipient will make reimbursement on demand, in cash, for the amount underwithheld.

6.       Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock, any and all new, substituted or additional securities to which Recipient is entitled by reason of his or her ownership of the Restricted Shares shall be immediately subject to the forfeiture and other provisions of this Agreement in the same manner and to the same extent as the Restricted Shares. If the Restricted Shares are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Shares.

7.       Legends. The share certificate evidencing the Restricted Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal or state securities laws) and the Company may issue stop-transfer instructions with its transfer agent in connection with such legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE STRATTEC SECURITY CORPORATION STOCK INCENTIVE PLAN AND ANY GRANT AGREEMENT ENTERED INTO THEREUNDER RELATED TO THESE SHARES OF STOCK. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF STRATTEC SECURITY CORPORATION, 3333 WEST GOOD HOPE ROAD, GLENDALE, WISCONSIN 53209-2043.”

The legend set forth above shall be removed from the certificates evidencing the Restricted Shares upon the Vesting Date unless such Restricted Shares have been forfeited prior to the Vesting Date pursuant to Section 2 above.

8.       Miscellaneous.

(a)       Severability; Binding Effect; Successors and Assigns. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Recipient and his or her legal representatives, heirs, legatees, distributes, assigns and transferees.

(b)       No Rights To Continued Service. Nothing in this Agreement shall confer upon Recipient any right to a continued relationship as a Service Provider for any period of time or interfere with or restrict in any way the rights of the Company or Recipient to terminate such relationship of Recipient with the Company at any time for any reason whatsoever, with or without cause.

(c)       Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(d)       Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Recipient.

(e)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of Wisconsin.

(f)       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

[print name of Recipient]
STRATTEC SECURITY
CORPORATION
By:
Its:

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